Exhibit 10.3

TELEDYNE TECHNOLOGIES INCORPORATED

ADMINISTRATIVE RULES OF THE AMENDED AND RESTATED TELEDYNE TECHNOLOGIES 2014 INCENTIVE AWARD PLAN RELATED TO NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARDS AND FEES

(as adopted on January 20, 2026 and effective April 22, 2026)

I. Purpose

These Administrative Rules of the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan Related to Non-Employee Director Restricted Stock Unit Awards and Fees (the “Rules”) are intended to help the Corporation attract and retain highly qualified individuals to serve as Non-Employee Directors of the Corporation and to align further the interests of the Non-Employee Directors with the interests of the Corporation’s stockholders by paying a substantial portion of Non-Employee Director compensation in the form of Restricted Stock Units

II. Definitions

The following definitions apply:

(1) “Administrator” means the Committee, or its delegates, which shall initially include the Corporation’s Secretary.

(2) “Award” means a grant of Restricted Stock Units under these Rules.

(3) “Board” means the Board of Directors of the Corporation.

(4) “Change in Control” shall have the meaning ascribed to such term in the Plan.

(5) “Committee” means the Nominating and Governance Committee of the Board.

(6) “Compensation Year” means each calendar year or portion thereof during which these Rules are in effect.

(7) “Corporation” means Teledyne Technologies Incorporated, a Delaware corporation, or its successors.

(8) “Director” means a member of the Board.

(9) “Director’s Retainer Fee Payment” means the dollar value of that portion of the annual retainer fee payable by the Corporation to a Non-Employee Director for serving as a Director and for serving as the chair of the Board or any committee of the Board or as Lead Director of the Board as of a particular Payment Date, as established by the Board and in effect from time to time.

(10) “Effective Date” means the date the stockholders of the Corporation approve the Plan.

(11) “Non-Employee Director” means any member of the Board who is not an employee of the Corporation or any affiliate of the Corporation.

(12) “Participant” means each Non-Employee Director to whom an Award is granted under these Rules.

(13) “Payment Date” means the first business day of January and July of each Compensation Year on which the Director’s Retainer Fee Payment for serving as a Director is paid by the Corporation and the first business day of January of each Compensation Year on which the Director’s Retainer Fee Payment for serving as the Lead Director of the Board or any committee of the Board is paid by the Corporation.

(14) “Plan” means the ’Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan, as amended and restated by the Board as of January 20, 2026, subject to the approval of the Company’s stockholders, as may be further amended from time to time.

(15) “Restricted Period” means the period of time an Award is subject to restrictions as set forth in Section VII.

(16) “Restricted Stock Unit” means a stock unit granted under these Rules with a value equal to the value of a share and subject to restrictions on transfer and potential forfeiture during the applicable Restricted Period.

(17) “Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any Treasury Regulations and other Internal Revenue Service guidance thereunder, as each may be amended from time to time.

(18) “Separation of Service” means the termination of a participant’s service on the Board for any reason, including death or disability, other than for removal as provided in the Corporation’s Certificate of Incorporation, provided that such termination of service qualifies as a “separation from service” as defined in Section 409A. A leave of absence or an interruption in service (including an interruption during military service) authorized or acknowledged by the Board shall not be deemed a Separation of Service for the purposes of these Rules.

(19) “Share” means a share of common stock of the Corporation, $0.01 par value.

III. Administration

The Committee has ultimate authority to administer these Rules, including authority to grant or amend Awards; to determine, subject to the limitations contained in these Rules, the terms and conditions of Awards; and to construe and interpret provisions of these Rules. Subject to the oversight of the Board, the Administrator or its delegate has authority to establish procedures and forms, and to take other actions assigned to the Administrator under these Rules.

IV. Effective Date; Term

These Rules have been approved by the Personnel and Compensation Committee of the Board and shall be effective as of the Effective Date. These Rules shall terminate without further action upon the earlier of (a) the tenth anniversary of the effective date of the Plan, and (b) the first date upon which no shares of Common Stock remain available for issuance under these Rules.

V. Available Shares

The shares to be offered under the Plan pursuant to these Rules shall consist of the Corporation’s authorized but unissued Shares or treasury shares that are available to be offered under the Plan.

VI. Grants of Awards; Eligibility

Subject to the terms and conditions of these Rules, the Committee may grant Restricted Stock Units on or after the Effective Date under these Rules at such times, in such amounts, and upon such terms and conditions as the Committee determines. The Committee may establish standing resolutions for this purpose. Awards under these Rules may only be made to a person who, at the time of grant, is serving as a Non-Employee Director.

VII. Restrictions on Transfer; Forfeiture

(1) Unless the Committee specifies otherwise in an Award, the Restricted Period for an Award under these Rules will commence on the date the Award is granted and will expire on the earliest to occur of the following:

(a) one year from the date of grant of the Award;

(b) upon the participant’s Separation of Service; or

(c) upon a Change in Control.

(2) Awards may not be sold, assigned, transferred, pledged, or otherwise disposed of or encumbered prior to the settlement of Awards as provided in Section X. The designation of a beneficiary pursuant to Section XII will not be considered a disposition or encumbrance for this purpose.

(3) If the participant ceases to be a member of the Board and the Restricted Period for the participant’s Awards does not expire as provided in paragraph (1) of this Section, all the participant’s Awards under these Rules will be forfeited and all right, title, and interest of the participant to receive any shares or amounts in connection with such Awards will terminate without further obligation on the part of the Corporation.

VIII. Stockholder Status; Dividends and Dividend Equivalents

During the Restricted Period, a participant to whom Restricted Stock Units are credited will not be a stockholder of the Corporation with respect to such units. However, the Corporation will credit each Restricted Stock Unit with dividend equivalents corresponding in amount and timing to cash dividends that would be payable with respect to an outstanding share. Dividend equivalents will be paid in cash or, if the Committee so determines with respect to any Awards granted in a subsequent Compensation Year, will be deemed to be reinvested in additional Restricted Stock Units, and in either case, will be subject to the same vesting requirements, and will be paid to the participant at the same time, as the Awards to which they are attributable.

IX. Form of Awards

During the Restricted Period, Restricted Stock Units will be evidenced by book-entry credits in records maintained by or on behalf of the Corporation. Restricted Stock Units will represent only an unfunded and unsecured contractual right to receive shares, if any, payable in settlement of the Award.

X. Settlement of Awards

(1) Restricted Stock Units will be settled in shares. If and when the Restricted Period expires with respect to an Award of Restricted Stock Units, the Corporation will, subject to Section XIV and the provisions of this Section X below, deliver one share free of restriction in settlement of each unit to or for the account of the participant, or the participant’s estate, or designated beneficiary, if applicable, within thirty (30) days after the expiration of the Restricted Period, and in any case by December 31 of the calendar year in which the end of the Restricted Period occurs, unless the participant has elected to defer the date of issuance as provided below.

(2) Subject to any conditions deemed appropriate from time to time by the Committee (including suspension of the right to elect deferrals or to make changes to any existing deferral election) and the provisions of this Section X below, a participant may elect to defer the date on which shares are issued to such participant under subsection X.(1) above using the form attached as Exhibit A (or any successor form approved by the Administrator). Any such election with respect to any Award must be made by, and may not be revoked after, December 31 of the Compensation Year before the Award is granted; provided, however, that in the case of a Non-Employee Director who first becomes eligible to receive an Award under these Rules (within the meaning of Treasury Regulations Section 1.409A-2(a)(7)), any such election with respect to an Award to be granted in the same Compensation Year for services rendered after the date of such deferral election may be made within thirty (30) days after the Non-Employee Director becomes eligible, and may not be revoked after such date.

(3) Shares will be delivered in certificate or book-entry form and cash (including dividends or dividend equivalents) will be paid by check, wire transfer, or direct deposit, in each case in accordance with the procedures of the Administrator or its delegate in effect at the time.

(4) The issuance or delivery of any shares may be postponed by the Corporation for such period as may in the determination of the Administrator be required to comply with any applicable requirements under the federal securities laws (including, without limitation, the exemptions provided in Rule 16b-3 under the Securities Exchange Act of 1934), any applicable listing requirements of any national securities exchange, or any other requirements or exemptions applicable to the issuance or delivery of such shares. The Corporation will not be obligated to issue or deliver any shares if the issuance or delivery would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

(5) Awards granted under these Rules constitute “nonqualified deferred compensation” which are intended to comply with the requirements of Section 409A and Section 12.10 of the Plan is incorporated herein by reference. These Rules and all documents and agreements relating to Awards shall be interpreted and administered in accordance with Section 409A. Notwithstanding any provision of these Rules and any other documents and agreements relating to the Awards to the contrary, the Committee may adopt such amendments to these Rules and such other documents and agreements or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to comply with the requirements of Section 409A.

XI. Change in Capitalization; Adjustments

If a stock split, stock dividend, merger, or other relevant change in capitalization occurs, the Administrator will adjust the terms of outstanding Awards, including the number of Restricted Stock Units credited to a participant’s account or the securities issuable in settlement of such units, as well as the maximum number of shares issuable under Section V, as appropriate to prevent dilution or enlargement of the rights of Non-Employee Directors under these Rules. Any new shares or securities issued with respect to outstanding Restricted Stock Units will be delivered to and held by or on behalf of the Corporation, and will be subject to the same provisions, restrictions, and requirements as such Restricted Stock Unit.

XII. Beneficiary Designation

Participants may designate a beneficiary to whom shares under these Rules may be delivered or paid on the death of the participant, provided that such designation will only be given effect if the designation is expressly authorized as a non-testamentary transfer under applicable laws of descent and distribution as determined by the Administrator. Beneficiary designations will be subject to such forms, requirements, and procedures as the Administrator may establish.

XIII. Payment of Director’s Fees

The Director’s Retainer Fee Payment shall be paid to each Non-Employee Director, as of each Payment Date, as set forth in these Rules and subject to such other payment policies and procedures as the Administrator or its delegate may establish from time to time.

XIV. Withholding Taxes

The Corporation has the right, in its sole discretion, to deduct or withhold at any time shares or cash subject to or otherwise deliverable or payable in connection with an Award (including cash payable as dividends or dividend equivalents) or any Director’s Retainer Fee Payment as may in the determination of the Administrator be necessary to satisfy any required withholding or similar taxes with respect to such Awards. Withheld shares may be retained by the Corporation or sold on behalf of the participant, as determined by the Administrator.

XV. Amendments to the Rules

(1) The Board or Administrator may from time to time amend or cease granting Awards under these Rules.

(2) An amendment of these Rules will, unless the amendment provides otherwise, be immediately and automatically effective for all outstanding Awards.

(3) The Board or Administrator may amend any outstanding Award under these Rules, provided the Award, as amended, contains only such terms and conditions as would be permitted or required for a new Award under these Rules.

XVI. General Provisions

(1) The Administrator or its delegate is authorized to establish forms of agreement between the Corporation and each participant to evidence Awards under these Rules, and to require execution of such agreements as a condition to a participant’s receipt of an Award.

(2) The grant of an Award under these Rules does not give a participant any right to remain a director of the Corporation.

(3) These Rules will be governed by the laws of the State of Delaware and the United States of America, without regard to any conflict of law rules.

EXHIBIT A-1

TELEDYNE TECHNOLOGIES INCORPORATED

RESTRICTED STOCK UNIT

DEFERRAL ELECTION

FOR RSU AWARDS GRANTED IN

COMPENSATION YEAR [_______]

The following election constitutes an election by the undersigned (“you”) to defer payment of vested benefits and recognition of income pursuant to the Restricted Stock Unit Award (“RSU Award”) to be made to you by Teledyne Technologies Incorporated (“Company”) after the [___] Annual Meeting of Stockholders under the Company’s Administrative Rules of the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan Related to Non-Employee Director Restricted Stock Unit Awards and Fees (the “Rules”). This Deferral Election must be entered into prior to and may not be revoked after [_________] with respect to your [_______] RSU Award. Capitalized terms used but not defined have the meanings set forth in the Rules.

You understand you are not obligated to make a Deferral Election in the manner offered on this Deferral Election form. If you do not make a Deferral Election on this form, subject to the terms of the Rules, the date on which the Shares subject to vested Restricted Stock Units will be issued to you will be within thirty (30) days after the earliest to occur of the following:

(a) one year from the date of grant of the RSU Award;

(b) upon your Separation of Service; or

(c) upon a Change in Control.

If you make a Deferral Election on this form, the Shares underlying your vested RSUs will be distributed to you (or your heirs or estate) earlier than the date(s) you elect in the event of (1) your death prior to the elected distribution date(s), or (2) a Change in Control.

By signing this Deferral Election form you agree to defer the date on which the Shares subject to your vested RSU Award will be issued to you so that the Shares underlying your vested RSU Award will be issued to you on the date of your Separation of Service.

Your Deferral Election shall become irrevocable as of [30 days from initial eligibility for a new director/December 31 of the year prior to the year the RSU is granted for existing directors]. The Company shall have sole discretion to revise the terms of this election form, or the procedures with respect to making this election or any election change, to the extent the Company deems it helpful or appropriate to comply with applicable law.

Acknowledged and Agreed:

Name of Director

Date

EXHIBIT A-2

TELEDYNE TECHNOLOGIES INCORPORATED

RESTRICTED STOCK UNIT

DEFERRAL ELECTION (Indefinite Term)

FOR RSU AWARDS

The following election constitutes an election by the undersigned (“you”) to defer payment of vested benefits and recognition of income pursuant to Restricted Stock Unit Awards (“RSU Awards”) to be made to you by Teledyne Technologies Incorporated (“Company”) beginning with RSU Awards made after the ______ Annual Meeting of Stockholders under the Company’s Administrative Rules of the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan Related to Non-Employee Director Restricted Stock Unit Awards and Fees (the “Rules”). This Deferral Election must be entered into prior to and may not be revoked after December 31, _______ and will apply to all RSU Awards made to you beginning with your _ RSU Awards. Capitalized terms used but not defined have the meanings set forth in the Rules.

You understand you are not obligated to make a Deferral Election in the manner offered on this Deferral Election form. If you do not make a Deferral Election on this form, subject to the terms of the Rules, the date on which the Shares subject to vested Restricted Stock Units will be issued to you will be within thirty (30) days after the earliest to occur of the following:

(a) one year from the date of grant of the RSU Award;

(b) upon your Separation of Service; or

(c) upon a Change in Control.

By signing this Deferral Election form you agree to defer the date on which the Shares subject to your vested RSU Awards will be issued to you so that the Shares underlying your vested RSU Awards will be issued to you on the date of your Separation of Service.

If you make a Deferral Election on this form, the Shares underlying your vested RSUs will be distributed to you (or your heirs or estate) earlier than the date(s) you elect in the event of (1) your death prior to the elected distribution date(s), or (2) a Change in Control.

Your Deferral Election shall become irrevocable with respect to the RSU Awards covered by this Deferral Election, except for such changes that are permitted by the Rules and Section 409A. The Company shall have sole discretion to revise the terms of this election form, or the procedures with respect to making this election or any election change, to the extent the Company deems it helpful or appropriate to comply with applicable law.

Acknowledged and Agreed:

Name of Director

Date

Signature of Director